EXHIBIT 99.1

Claritev Reports Fourth Quarter and Full Year 2024 Results with Initial Guidance for Full Year 2025
–Q4 2024 Revenues of $232.1 million, Net Loss of $138.0 million and Adjusted EBITDA of $141.6 million
–Full Year 2024 Revenues of $930.6 million, Net Loss of $1,645.8 million and Adjusted EBITDA of $576.7 million
–Full Year 2025 Revenues guidance of (2)% to flat as compared to FY 2024 and FY 2025 Adjusted EBITDA % guidance of 62.5% to 63.5%

NEW YORK, NY — February 25, 2025 — Claritev Corporation (“Claritev” or the “Company”) (NYSE: MPLN), formerly known as MultiPlan, a technology, data and insights company focused on making healthcare more affordable, transparent and fair for all, today reported financial results for the fourth quarter and full year ended December 31, 2024.

Chairman, CEO and President Travis Dalton said, “We are celebrating the rebranding launch of our new company name, which signals our turn in the transformation journey to becoming a market-leading health technology organization. I am extremely proud of our talented team of leaders and associates whose rigor and discipline have laid the foundation for our way up and forward. By focusing our purpose-built solutions across the healthcare ecosystem — including payors, employers, patients, providers and third parties — we aim to make healthcare more affordable for all.”

“We are happy with the outcome of our debt refinancing that closed last month with an aggregate 99.75% participation in the exchanges. Not only does it free up our runway and some internal resources to focus on our multi-year journey ahead, but it reinforces the level of confidence our investors have in the Vision 2030 plan that we outlined and our renewed team’s ability to execute.”

Mr. Dalton concluded, “As I shared on our last earnings call, our expectation that fourth quarter results would mirror our third quarter results rang true, with a slight beat on sequential revenue and consistent adjusted EBITDA. As we start The Turn in 2025, we are working to stabilize the single-client impact and enhance our core solutions, all while staying focused on being product-led, partner-enabled and technology-driven. Our 2025 guidance reflects our view on the balancing of all these elements. I am optimistic for our future and look forward to reporting out on the progress of our journey and the great milestones along the way.”

Fourth Quarter 2024 Business and Financial Highlights
All comparisons are to the quarter ended December 31, 2023.
•Revenues of $232.1 million, a decrease of 4.9%, compared to revenues of $244.1 million.
•Net loss of $138.0 million, compared to net loss of $31.4 million.
•Adjusted EBITDA of $141.6 million, compared to Adjusted EBITDA of $156.8 million.
•The Company ended Q4 2024 with $16.8 million of unrestricted cash and cash equivalents on the balance sheet.
Full Year 2024 Business and Financial Highlights
All comparisons to the year ended December 31, 2023.
•Revenues of $930.6 million, a decrease of 3.2%, compared to revenues of $961.5 million.

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•Net loss of $1,645.8 million, compared to net loss of $91.7 million.
•Adjusted EBITDA of $576.7 million, compared to Adjusted EBITDA of $618.0 million.
•Net cash provided by operating activities of $107.6 million, compared to $171.7 million.
•Free Cash Flow of $(10.5) million, compared to $62.9 million.
•For the year ended December 31, 2024, the Company processed approximately $177.6 billion in medical charges and identified approximately $24.7 billion in potential medical cost savings compared to $168.6 billion medical charges and approximately $22.9 billion in potential medical cost savings.

2025 Financial Guidance1

Financial Metric	Full Year 2025 Guidance
Revenues	(2)% to flat from FY 2024
Adjusted EBITDA Margin[1]	62.5% to 63.5%
Capital expenditures	$155 million to $165 million
Effective tax rate	25% to 28%
Free Cash Flow	$(65) to $(75) million

Conference Call Information
The Company will host a conference call today, Tuesday, February 25, 2025, at 8:00 a.m. U.S. Eastern Time (ET) to discuss its financial results. Investors and analysts are encouraged to pre-register for the conference call by using the link below. Participants who pre-register will receive access details including a unique pin via email. Pre-registration may be completed at any time up to and following the call start time.

To pre-register, go to: https://www.netroadshow.com/events/login?show=c3f55c26&confId=76349

A live webcast of the conference call can be accessed through the Investor Relations section of the Company’s website at investors.claritev.com/events-and-presentations. Participants should join the webcast ten minutes prior to the start of the conference call. The earnings release and supplemental slide deck will also be available on this section of the Company’s website.
For those unable to listen to the live conference call, a replay will be available approximately two hours after the call through the archived webcast on the Investor Relations section of the Company’s website. For those requiring operator assistance please dial (404) 975-4839 or (833) 470-1428. The access code is 940787.

About Claritev

Claritev, formerly known as MultiPlan, is a healthcare technology, data and insights company focused on delivering affordability, transparency and quality to the U.S. healthcare system. Led by a team of deeply experienced associates, data scientists, and innovators, Claritev provides cutting-edge solutions and services fueled by over 40 years of claims processing data. Claritev leverages world-class technology and AI to power a robust enterprise platform that delivers meaningful insights to drive affordability and price transparency, and optimizes networks and benefits design in healthcare. By developing purpose-build solutions that support all key stakeholders
1 We have not reconciled the forward-looking Adjusted EBITDA guidance included above to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability and low visibility with respect to certain costs, the most significant of which are incentive compensation (including stock-based compensation), transformation-related expenses, certain fair value measurements, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

EXHIBIT 99.1
- including payors, employers, patients, providers, and third parties - Claritev is dedicated to making healthcare more accessible and affordable for all.

Claritev serves more than 700 healthcare payors, over 100,000 employers, 60 million consumers, and 1.4 million contracted providers. For more information, visit claritev.com.

Investor Relations Contact
Jason Wong
SVP, Treasury & Investor Relations
Claritev
866-909-7427
investor@claritev.com
Shawna Gasik
AVP, Investor Relations
Claritev
866-909-7427
investor@claritev.com
Forward Looking Statements

This press release includes statements that express our and our subsidiaries’ opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements”. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “forecasts,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this press release, including, but not limited to, statements relating to our ability to execute on our transformation plan, the anticipated benefits of our transformation plan, the anticipated benefits of our debt refinancing, our 2025 outlook and guidance, and the long-term prospects of the Company. Such forward-looking statements are based on available current market information and management’s expectations, beliefs and forecasts concerning future events impacting the business. Although we believe that these forward-looking statements are based on reasonable assumptions at the time they are made, you should be aware that these forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These factors include: loss of our clients, particularly our largest clients; interruptions or security breaches of our information technology systems and other cybersecurity attacks; the ability to achieve the goals of our strategic plans and recognize the anticipated strategic, operational, growth and efficiency benefits when expected; our ability to enter new lines of business and broaden the scope of our services; the loss of key members of our management team or inability to maintain sufficient qualified personnel; our ability to continue to attract, motivate and retain a large number of skilled employees, and adapt to the effects of inflationary pressure on wages; trends in the U.S. healthcare system, including recent trends of unknown duration of reduced healthcare utilization and increased patient financial responsibility for services; effects of competition; effects of pricing pressure; our ability to identify, complete and successfully integrate acquisitions; the inability of our clients to pay for our services; changes in our industry and in industry standards and technology; our ability to protect proprietary information, processes and applications; our ability to maintain the licenses or right of use for the software we use; our inability to expand our network infrastructure; our ability to obtain additional financing; our ability to pay interest and principal on our notes and other indebtedness; lowering or withdrawal of our credit ratings; adverse outcomes related to litigation or governmental proceedings; inability to preserve or increase our existing market share or the size of our preferred provider organization networks; decreases in discounts from providers; pressure to limit access to preferred provider networks; changes in our regulatory environment, including healthcare law and regulations; the expansion of privacy and security laws; heightened enforcement activity by government agencies; the possibility that we may be adversely affected by other political, economic, business, and/or competitive factors; changes in accounting principles or the incurrence of impairment

EXHIBIT 99.1
charges; other factors disclosed in our Securities and Exchange Commission (“SEC”) filings; and other factors beyond our control.

The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on our business. There can be no assurance that future developments affecting our business will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and other documents filed or to be filed with the SEC by us. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), this press release contains certain non-GAAP financial measures, including EBITDA, Adjusted EBITDA, Free Cash Flow, Unlevered Free Cash Flow and Adjusted cash conversion ratio. A non-GAAP financial measure is generally defined as a numerical measure of a company’s financial or operating performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP.

EBITDA, Adjusted EBITDA, Free Cash Flow, Unlevered Free Cash Flow and Adjusted cash conversion ratio are supplemental measures of Claritev’s performance that are not required by or presented in accordance with GAAP. These measures are not measurements of our financial or operating performance under GAAP, have limitations as analytical tools and should not be considered in isolation or as an alternative to net (loss) income, cash flows or any other measures of performance prepared in accordance with GAAP.

EBITDA represents net (loss) income before interest expense, interest income, income tax provision (benefit), depreciation, amortization of intangible assets, and non-income taxes. Adjusted EBITDA is EBITDA as further adjusted by certain items as described in the table below.

In addition, in evaluating EBITDA and Adjusted EBITDA you should be aware that in the future, we may incur expenses similar to the adjustments in the presentation of EBITDA and Adjusted EBITDA. The presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. The calculations of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Based on our industry and debt financing experience, we believe that EBITDA and Adjusted EBITDA are customarily used by investors, analysts and other interested parties to provide useful information regarding a company’s ability to service and/or incur indebtedness.

We also believe that Adjusted EBITDA is useful to investors and analysts in assessing our operating performance during the periods these charges were incurred on a consistent basis with the periods during which these charges were not incurred. Both EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider either in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of the limitations are:

•EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

EXHIBIT 99.1
•EBITDA and Adjusted EBITDA do not reflect interest expense, or the cash requirements necessary to service interest or principal payments on our debt;

•EBITDA and Adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes; and

•Although depreciation and amortization are non-cash charges, the tangible assets being depreciated will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements.

Claritev’s presentation of Adjusted EBITDA should not be construed as an inference that our future results and financial position will be unaffected by unusual items.

Free Cash Flow is defined as net cash provided by operating activities less capital expenditures, all as disclosed in the Statements of Cash Flows. Unlevered Free Cash Flow is defined as net cash provided by operating activities less capital expenditures, plus cash interest paid, all as disclosed in the Statements of Cash Flows. Free Cash Flow and Unlevered Free Cash Flow are measures of our operational performance used by management to evaluate our business after purchases of property and equipment and, in the case of Unlevered Free Cash Flow, prior to the impact of our capital structure. Free Cash Flow and Unlevered Free Cash Flow should be considered in addition to, rather than as a substitute for, consolidated net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. Additionally, Claritev’s definitions of Free Cash Flow and Unlevered Free Cash Flow are limited, in that they do not represent residual cash flows available for discretionary expenditures, due to the fact that the measures do not deduct the payments required for debt service, in the case of Unlevered Free Cash Flow, and other contractual obligations or payments made for business acquisitions.

Adjusted cash conversion ratio is defined as Unlevered Free Cash Flow divided by Adjusted EBITDA. Claritev believes that the presentation of the Adjusted cash conversion ratio provides useful information to investors because it is an financial performance measure that shows how much of its Adjusted EBITDA Claritev converts into Unlevered Free Cash Flow.

EXHIBIT 99.1
CLARITEV CORPORATION
Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$16,848	$71,547
Restricted cash	12,824	9,947
Trade accounts receivable, net	89,758	76,558
Unbilled Independent Dispute Resolution fees, net	21,850	8,197
Prepaid expenses	20,493	23,432
Prepaid taxes	6,747	1,364
Other current assets, net	6,995	2,548
Total current assets	175,515	193,593
Property and equipment, net	292,649	267,429
Operating lease right-of-use assets	16,097	19,680
Goodwill	2,403,140	3,829,002
Other intangibles, net	2,226,323	2,633,207
Other assets, net	37,103	21,776
Total assets	$5,150,827	$6,964,687
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$86,327	$19,590
Accrued interest	55,532	56,827
Operating lease obligation, short-term	4,385	4,792
Current portion of long-term debt	13,250	13,250
Accrued compensation	33,690	44,720
Accrued legal contingencies	1,623	12,123
Other accrued expenses	18,983	15,437
Total current liabilities	213,790	166,739
Long-term debt	4,509,725	4,532,733
Operating lease obligation, long-term	13,857	17,124
Private Placement Warrants and Unvested Founder Shares	—	477
Deferred income taxes	325,834	521,707
Other liabilities	3,599	16,783
Total liabilities	5,066,805	5,255,563
Shareholders’ equity:
Shareholder interests
Preferred stock, $0.0001 par value — 10,000,000 shares authorized; no shares issued	—	—
Common stock, $0.0001 par value — 1,500,000,000 shares authorized; 16,930,827 and 16,695,207 issued; 16,187,968 and 16,207,984 shares outstanding	2	2
Additional paid-in capital	2,372,954	2,348,570
Accumulated other comprehensive loss	(5,063)	(11,778)
Retained deficit	(2,145,138)	(499,307)
Treasury stock — 742,859 and 487,223 shares	(138,733)	(128,363)
Total shareholders’ equity	84,022	1,709,124
Total liabilities and shareholders’ equity	$5,150,827	$6,964,687

EXHIBIT 99.1
CLARITEV CORPORATION

Consolidated Statements of Loss and Comprehensive Loss

(in thousands, except share and per share data)

	Years Ended December 31,
	2024	2023
Revenues	$930,624	$961,524
Costs of services (exclusive of depreciation and amortization of intangible assets shown below)	239,404	235,468
General and administrative expenses	160,215	144,057
Depreciation	88,190	77,323
Amortization of intangible assets	343,883	342,694
Loss on impairment of goodwill and intangible assets	1,488,863	—
Total expenses	2,320,555	799,542
Operating (loss) income	(1,389,931)	161,982
Interest expense	326,371	333,208
Interest income	(3,130)	(8,233)
Transaction Costs - Refinancing Transaction	63,930	—
Gain on extinguishment of debt	(5,913)	(53,968)
Gain on change in fair value of Private Placement Warrants and Unvested Founder Shares	(477)	(1,965)
Net loss before taxes	(1,770,712)	(107,060)
Benefit for income taxes	(124,881)	(15,363)
Net loss	$(1,645,831)	$(91,697)

Weighted average shares outstanding – Basic and Diluted	16,147,506	16,128,366

Net loss per share – Basic and Diluted	$(101.92)	$(5.69)

Net loss	$(1,645,831)	$(91,697)
Other comprehensive income:
Unrealized gain (loss) on interest rate swap, net of tax	6,715	(11,778)
Comprehensive loss	$(1,639,116)	$(103,475)

EXHIBIT 99.1
CLARITEV CORPORATION
Consolidated Statements of Cash Flows
(in thousands)

	Years Ended December 31,
	2024	2023
Operating activities:
Net loss	$(1,645,831)	$(91,697)
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	88,190	77,323
Amortization of intangible assets	343,883	342,694
Amortization of the right-of-use asset	4,364	5,769
Loss on impairment of goodwill and intangible assets	1,488,863	—
Stock-based compensation	26,645	18,018
Deferred income taxes	(198,008)	(114,060)
Amortization of debt issuance costs and discounts	10,974	10,663
Gain on extinguishment of debt	(5,913)	(53,968)
Loss on disposal of property and equipment	8,595	851
Change in fair value of Private Placement Warrants and Unvested Founder Shares	(477)	(1,965)
Changes in assets and liabilities, net of assets acquired and liabilities assumed from acquisitions:
Accounts receivable, net	(13,200)	4,402
Prepaid expenses and other assets	(31,761)	(6,615)
Prepaid taxes	(5,383)	(13)
Operating lease obligation	(5,541)	(6,601)
Accounts payable and accrued expenses and other	42,216	(13,081)
Net cash provided by operating activities	107,616	171,720
Investing activities:
Purchases of property and equipment	(118,123)	(108,852)
BST Acquisition, net of cash acquired	—	(140,940)
Net cash used in investing activities	(118,123)	(249,792)
Financing activities:
Repayments of Term Loan B	(13,250)	(13,250)
Repurchase of 5.750% Notes	—	(134,975)
Repurchase of Senior Convertible PIK Notes	(14,886)	(17,563)
Taxes paid on settlement of vested share awards	(3,356)	(465)

CLARITEV CORPORATION
Consolidated Statements of Cash Flows (continued)
(in thousands)

	Years Ended December 31,
	2024	2023
Purchase of treasury stock	(10,370)	(15,218)
Payment of debt issuance costs	(615)	—
Borrowings on finance leases, net	67	(30)
Proceeds from issuance of common stock under Employee Stock Purchase Plan	1,095	508
Net cash used in financing activities	(41,315)	(180,993)
Net increase (decrease) in cash, cash equivalents and restricted cash	(51,822)	(259,065)
Cash, cash equivalents and restricted cash at beginning of period	81,494	340,559
Cash, cash equivalents and restricted cash at end of period	$29,672	$81,494

Cash and cash equivalents	$16,848	$71,547
Restricted cash	12,824	9,947
Cash, cash equivalents and restricted cash at end of period	$29,672	$81,494

Noncash investing and financing activities:
Purchases of property and equipment not yet paid	$12,530	$8,649
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$5,015	$1,304
Debt issuance costs not yet paid	4,267	—
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$(315,245)	$(323,396)
Income taxes, net of refunds	$(80,089)	$(100,083)

EXHIBIT 99.1
CLARITEV CORPORATION
Calculation of EBITDA and Adjusted EBITDA
(in thousands)

	Year Ended December 31,
	2024	2023

Net loss	$(1,645,831)	$(91,697)
Adjustments:
Interest expense	326,371	333,208
Interest income	(3,130)	(8,233)
Income tax benefit	(124,881)	(15,363)
Depreciation	88,190	77,323
Amortization of intangible assets	343,883	342,694
Non-income taxes	2,338	2,283
EBITDA	$(1,013,060)	$640,215
Adjustments:
Other expenses, net (1)	5,402	3,472
Loss on disposal of assets	8,595	851
Integration expenses	2,683	3,358
Change in fair value of Private Placement Warrants and Unvested Founder Shares	(477)	(1,965)
Transaction-related expenses	—	8,064
Transaction Costs - Refinancing Transaction	63,930	—
Gain on extinguishment of debt	(5,913)	(53,968)
Loss on impairment of goodwill and intangible assets	1,488,863	—
Stock-based compensation	26,645	18,018
Adjusted EBITDA	$576,668	$618,045
(1) "Other expenses, net" represents miscellaneous non-recurring expenses, impairment of other assets, gain or loss on disposal of leases, tax penalties, non-integration related severance costs, implementation costs for cloud computing arrangements, and transformation costs including internal labor.

EXHIBIT 99.1
CLARITEV CORPORATION

Calculation of Free Cash Flow, Unlevered Free Cash Flow and Adjusted Cash Conversion Ratio
(in thousands)

	Year Ended December 31,
	2024	2023

Net cash provided by operating activities	$107,616	$171,720
Purchases of property and equipment	(118,123)	(108,852)
Free Cash Flow	(10,507)	62,868
Interest paid	315,245	323,396
Unlevered Free Cash Flow	$304,738	$386,264

Adjusted EBITDA	$576,668	$618,045
Adjusted Cash Conversion Ratio	53%	62%

Net cash used in investing activities	$(118,123)	$(249,792)
Net cash used in financing activities	$(41,315)	$(180,993)